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                                                                    EXHIBIT 99.2
[NETSCOUT LOGO]


Contacts:
---------

       Peggy Flynn/                          Craig Librett/
       Kristen Bala                          Jen Vrettas
       NetScout Systems                      Miller Shandwick Technologies
       (978) 614-4162                        (617) 351-4129
       (978) 614-6037                        (617) 351-4181
       flynnp@netscout.com                   clibrett@miller.shandwick.com
       balak@netscout.com                    jvrettas@miller.shandwick.com


                                NETSCOUT SYSTEMS
                   COMPLETES ACQUISITION OF NEXTPOINT NETWORKS

- NETSCOUT ADDS NEXTPOINT'S S3 NETWORK PERFORMANCE AND SERVICE-LEVEL MANAGEMENT SOLUTIONS TO ITS NGENIUS E-BUSINESS PERFORMANCE MANAGEMENT SYSTEM -


         WESTFORD, MASS., JULY 7, 2000 - NETSCOUT SYSTEMS, INC. (NASDAQ: NTCT), the leader in real-time network and application performance management for e-business, today completed the acquisition of privately held NextPoint Networks. The transaction is valued at approximately $60 million in which NetScout issued 2.4 million NetScout shares and $23 million in cash for all outstanding shares and options of NextPoint. The acquisition has been accounted for as a purchase transaction.

         The acquisition of NextPoint, an award-winning developer of performance and service level management solutions, will substantially broaden NetScout's product portfolio. The union of the two companies' product suites will result in a one-stop solution for enterprise, e-commerce and service providers seeking comprehensive network performance management solutions.

         "We are pleased with the initial feedback from our major customers presented with our plans for the integrated product offering," said Anil Singhal, chairman and CEO, NetScout Systems. "In particular, our customers are telling us they value having both active and passive data sources and both real-time and historical reporting in a single performance management



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NETSCOUT COMPLETES ACQUISITION OF NEXTPOINT NETWORKS               PAGE 2 OF 3


solution. We are also delighted with the way our companies have been working together to create a plan for a quick and smooth integration."

         NetScout's leadership in real-time network and application performance management will be complemented by the addition of NextPoint's broad-based performance analysis and reporting applications, synthetic software agents, and service-level management solutions. The extended offering will benefit users by simplifying the complexity involved in using disparate management tools, reducing network management traffic, and minimizing the training and skills required to manage complex e-business infrastructures. NetScout plans to integrate NextPoint's S3-TM- product suite into its nGenius-TM- product line to create a comprehensive network performance management system.

ABOUT NEXTPOINT NETWORKS

NextPoint Networks of Westford, Massachusetts develops and markets award-winning application-to-network performance management software to networking professionals. The NextPoint S3-TM- suite enables a proactive service level management process and better performing, more cost-effective networks that support business objectives. NextPoint customers include leading enterprises from a cross-section of industries such as Amazon.com, MGM, Liberty Mutual, Chiquita, Intermedia Communications and TIAA-CREF.

ABOUT NETSCOUT SYSTEMS, INC.

NetScout Systems, Inc. (NASDAQ: NTCT) is a leading provider of network and application performance management solutions. NetScout's solutions ensure e-business applications stay up and running at optimum performance through real-time, system-wide visibility and actionable information for fault isolation. NetScout's products are deployed worldwide in industries such as e-commerce, finance, healthcare, government, manufacturing and others. NetScout serves approximately half of the Fortune 500 and counts among its customers 3M Corporation, AT&T, Datek Online, Bristol-Myers Squibb, Amazon.com, Webhire, Intel Online, Fidelity Investments, Xerox and Sun Microsystems.

NetScout's unique Application Flow Management (AFM) technology collects and presents the rich set of application and Web traffic information via NetScout's application-aware instrumentation and reporting and analysis software. Headquartered in Westford, Massachusetts, NetScout has approximately 250 employees and offices in North America, Europe and Asia. Further information on the company is available on the World Wide Web at WWW.NETSCOUT.COM


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NETSCOUT COMPLETES ACQUISITION OF NEXTPOINT NETWORKS               PAGE 3 OF 3

         Forward-looking statements in this release are made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934. Investors are cautioned that statements in this press release which are not strictly historical statements constitute forward-looking statements which involve risks and uncertainties. Actual results could differ materially from the forward-looking statements. Risks and uncertainties which could cause actual results to differ include, without limitation, risks and uncertainties associated with the company's strategic relationships with Cisco Systems and other partners, dependence upon broad-based acceptance of the company's Application Flow Management solutions, introduction and market acceptance of new products and product enhancements, competitive pricing pressures, reliance on sole source suppliers, successful expansion and management of the indirect distribution channels, the integration of NextPoint Networks and dependence on proprietary technology, as well as risks of downturns in economic conditions generally and in the market for network and application performance management solutions specifically, and risks associated with year 2000 problems affecting the company, its partners and its customers. For a more detailed description of the risk factors associated with the company, please refer to the company's prospectus dated August 12, 1999, the Quarterly Report on Form 10-Q for the quarter ended December 31, 2000, on file with the Securities and Exchange Commission and the Annual Report on Form 10-K for the fiscal year ended March 31, 2000.

                                       ###
NetScout is a registered trademark, and the NetScout logo, nGenius, WebCast, AppScout, and NetScout Manager Plus are trademarks of NetScout Systems, Inc.